POWER OF ATTORNEY
Insider Reporting

KNOW ALL MEN BY THESE PRESENTS, that the undersigned does hereby constitute and appoint each of Michele Cappello, Jeffrey Grill,  Justin Bintrim and Bradley
Noojin, individually, as its lawful attorney-in-fact, with full power of substitution and resubstitution, to act in its name, place and stead to execute and deliver any and all documents that he is required to file with or furnish, with respect to the beneficial ownership of equity interests in NCI, Inc., to the United States Securities and Exchange Commission including without limitation under the insider reporting requirements of Section 13 or Section 16 of the Securities Exchange Act of 1934, including, without limitation, the execution and filing of all Forms ID, 3, 4 and 5, and to take such other actions as such attorney considers necessary or appropriate to effectuate such transactions.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney on this
8th day of February, 2012.

/s/ Dinesh Bhugra
Dinesh Bhugra

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Ex 24.1 - Power of Attorney (Dinesh Bhugra).DOC